SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  December 21, 1999


                            PAGE AMERICA GROUP, INC.
               (Exact name of registrant as specified in charter)



  NEW YORK                        1-10682                          13-2865787
(State or other                (Commission                      (IRS Employer
 jurisdiction of               File Number)                     Identification
 incorporation)                                                   No.)


c/o Bariston Associates, Inc.
ONE INTERNATIONAL PLACE, BOSTON, MASSACHUSETTS                      02110
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (617) 330-8950


(Former name or former address, if changed since last report)


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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          On December 21, 1999, the United States Bankruptcy Court for the Southern District of New York confirmed a Prepackaged Liquidating Chapter 11 Plan for Page America Group, Inc. (the "Company") and its subsidiaries (the "Plan"). The Plan became effective January 3, 2000. Pursuant to the Plan, the Company will be dissolved on the Final Distribution Date. All creditors of the Company, except for the holders of the Company's 15% Subordinated Notes due 2003 (the "Subordinated Notes"), will be paid all amounts due to them. The remaining assets of the Company will then be distributed 70% to the holders of the Subordinated Notes, 21% to the holders of Series One Preferred Stock and 9% to the holders of Common Stock. A copy of the Plan is attached hereto as an exhibit and the foregoing summary of the Plan is qualified in its entirety by such exhibit.

          The Company has outstanding 16,024,585 shares of Common Stock, 286,381 shares of Series One Preferred Stock and $13,000,000 original principal amount of Subordinated Notes.

          Immediately prior to confirmation of the Plan, the Company had assets totaling approximately $10,400,000 and liabilities totaling approximately $24,600,000.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c) Exhibits

              1. Findings of Fact, Conclusions of Law and Order Confirming Prepackaged Liquidating Chapter 11 Plan for Page America Group, Inc.

              2. Prepackaged Liquidating Chapter 11 Plan for Page America Group, Inc. and Subsidiaries.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAGE AMERICA GROUP, INC.


                                        By: /s/ David A. Barry
                                           --------------------------
                                            David A. Barry
                                            Chairman of the Board

Dated:  January 3, 2000


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                                  EXHIBIT INDEX



EXHIBIT                           DESCRIPTION                           PAGE NO.


  1 Findings of Fact, Conclusions of Law and Order Confirming Prepackaged Liquidating Chapter 11 Plan for Page America Group, Inc.

  2 Prepackaged Liquidating Chapter 11 Plan for Page America Group, Inc. and Subsidiaries.